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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 31, 2002

COMMISSION FILE NUMBER     REGISTRANT, STATE OF            I.R.S. EMPLOYER
                           INCORPORATION, ADDRESS AND      IDENTIFICATION NUMBER
                           TELEPHONE NUMBER

1-13895                    Conectiv                        51-0377417
                           (a Delaware Corporation)
                           800 King Street
                           P. O. Box 231
                           Wilmington, Delaware 19899
                           Telephone: (302) 429-3114
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ITEM 5.  OTHER EVENTS

2001 EARNINGS ANNOUNCEMENT

         Conectiv has announced its earnings, as set forth in the press release attached as Exhibit 99 hereto.

MID-MERIT ELECTRIC GENERATION PLANTS

         Conectiv has been increasing its "mid-merit" electric generating capacity by building combined cycle units, which are constructed with combustion turbines, waste heat recovery boilers and a steam turbine. Mid-merit electric generating plants can quickly change their kWh output level on an economic basis and generally are operated during times when demand for electricity rises and prices are higher. In contrast, baseload electric generating plants run almost continuously to supply the base level of demand for electricity, or the minimum demand level that generally always exists on an electrical system.

         In 2000, Conectiv ordered 21 combustion turbines, which, with additional equipment, could be configured into eight combined cycle plants. Conectiv has previously stated that the number of combined cycle plants ultimately built as part of this construction program and the timing of construction will depend on various factors, including: growth in demand for electricity; construction of generating units by competitors; energy prices; the availability and price of fuel; the availability of suitable financing; possible construction delays; and the timing and ability to obtain required permits and licenses. In light of continuing declines in wholesale energy prices, further analysis of energy markets and projections of future demand for electricity, among other factors, Conectiv has adjusted its mid-merit plans. Accordingly, in order to optimize the use of capital resources, Conectiv has taken steps to extend construction schedules and reduce equipment orders, with no material financial exposure resulting from those changes. Conectiv has 13 combustion turbines currently on order (excluding the three Hay Road combustion turbines discussed below), which, with additional equipment, could be configured into up to five combined cycle plants.

         Each proposed combined cycle plant would have approximately 550 MW of capacity and, as revised, the total construction program would allow Conectiv to add up to 2,750 MW of electric generating capacity, representing a potential total investment of about $2.0 billion (reduced from the previously announced potential investment of about $2.6 billion). Under a revised extended schedule, construction would occur in phases and would be completed by the end of 2006, with delivery of combustion turbines occurring in phases through 2003. Conectiv is actively developing sites for combined cycle plants within the region of the PJM Interconnection, L.L.C. (PJM) and, as discussed below, is currently constructing new plants at the Hay Road site and at a new site in Bethlehem, Pennsylvania. The final permits for the Bethlehem site were received in mid-January 2002.

         Three new combustion turbines at the Hay Road site became operational during June and July of 2001, adding approximately 350 MW of capacity. The waste heat recovery boiler and steam turbine needed for the new combined cycle operation at Hay Road are expected to be completed by the second quarter of 2002. After completion, this combined cycle plant will have approximately 550 MW of capacity. In January 2002, Conectiv began construction at a new site in Bethlehem, Pennsylvania. This site is expected to be the location for up to six combustion turbines and up to two sets of waste heat recovery boilers and steam turbines capable of generating 1,100


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MW of capacity. Three combustion turbines are expected to be in service by the end of 2002, the remaining three are expected to be operational by the second quarter of 2003. The waste heat recovery boilers and related steam turbines are expected to be operational in phases, the first in the second quarter of 2003, the second in the fourth quarter of 2003.

         Conectiv's Board of Directors has authorized cumulative expenditures of approximately $1.2 billion for new mid-merit construction, including (i) $953 million of expenditures expected to be required to complete construction of three combined cycle plants (one at the Hay Road site and two at the Bethlehem site, utilizing a total of nine combustion turbines), and (ii) $250 million of expenditures related to building up to three additional combined cycle plants, including payments on seven combustion turbines (which represent total contractual commitments of $234 million), other equipment, and sites necessary for construction of these three combined cycle plants. Management expects to fund these and all other future capital requirements from internally generated funds, leasing, external financings (including securitization of stranded costs), and proceeds from the sales of electric generating units.

         In addition to the factors described above, the construction program could potentially be affected in the event the new holding company resulting from completion of the merger of Conectiv and Potomac Electric Power Company were to determine to further alter the program. Should Conectiv choose not to build all five of the combined cycle plants in its current plan (excluding the plants on the Hay Road site), then Conectiv would attempt to sell some or all of its related investment, including combustion turbines, other equipment and site development. The ability to find a buyer and the amount of the proceeds from such a sale would be determined by market conditions. The current market for combustion turbines is uncertain due to a weaker economy that has reduced demand for combustion turbines in the region served by the PJM and other regions throughout the United States. The units would be portable to other markets. Should Conectiv cancel additional combustion turbine orders, substantial penalties could be assessed under the contracts with suppliers, which could result in a material write-off. Through December 31, 2001, Conectiv had invested approximately $131 million in the seven combustion turbines, other equipment, and sites needed to build up to three combined cycle plants, in addition to one combined cycle plant at the Hay Road site and two at the Bethlehem site, for which full funding has been approved.

ENRON BANKRUPTCY IMPACT

         After a review of contracts entered into by Conectiv's subsidiaries, Conectiv Energy Supply, Inc. and, to a much lesser extent, Delmarva Power & Light Company, with Enron and its subsidiaries (collectively referred to as "Enron"), the Company does not believe that it has material financial exposure related to the Enron bankruptcy. This conclusion is based, among other factors, on the specific provisions in the contracts of the Conectiv subsidiaries with Enron and applicable legal principles.

FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provide those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statements. Forward-looking statements have been made in this Report. Such statements are based on beliefs of Conectiv's management ("Management") as


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well as assumptions made by and information currently available to Management.
When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply; the unbundling of delivery services; and increasingly competitive and volatile energy marketplace; results of any asset dispositions; sales retention and growth; the effects of weather; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; and credit market concerns. Conectiv undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Conectiv

                                      By:
                                         ------------------------------------
                                             John C. van Roden
                                             Senior Vice President &
                                             Chief Financial Officer


Date:  January 31, 2002



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                                  EXHIBIT INDEX

EXHIBIT NO.
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
99              Press release dated January 31, 2002, distributed in connection with the announcement of Conectiv's year-end 2001 earnings



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